Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the:

1.	Oldcastle Materials, Inc. Retirement Savings Plan

2.	Oldcastle Precast, Inc. Profit Sharing Retirement Plan and Trust

of our report dated 31 March 2010, with respect to the consolidated financial statements of CRH plc included in the Annual Report (Form 20-F) for the year ended December 31, 2009, and the effectiveness of internal control over financial reporting of CRH plc filed with the Securities Exchange Commission.

Ernst & Young
Dublin, Ireland
April 1, 2010